UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: February 3, 2017 (Date of Earliest Event Reported: January 31, 2017)

TCP INTERNATIONAL HOLDINGS LTD.
(Exact name of registrant as specified in its charter)

Switzerland	1-36521	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
Alte Steinhauserstrasse 1
6330 Cham, Switzerland
(Address of principal executive offices)
(330) 995-6111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2017, Ellis Yan resigned from the Board of Directors (the "Board") of TCP International Holdings Ltd. (the "Company") and as director of all affiliates of the Company. Mr. Ellis Yan previously served as Chairman of the Board. A copy of Mr. Ellis Yan's letter of resignation is attached as Exhibit 17.1 hereto.

On February 1, 2017, Solomon Yan resigned from the Board of the Company and as director of all affiliates of the Company. Mr. Solomon Yan previously served as Vice-Chairman of the Board. A copy of Mr. Solomon Yan's letter of resignation is attached as Exhibit 17.2 hereto.

On February 2, 2017, the Board appointed Brian Catlett as the Company's Chief Executive Officer. Mr. Catlett, age 55, previously had served as the Company's Interim Chief Executive Officer since October 2016, and as its Chief Financial Officer from January 2014 to October 2016 and as Senior Vice President of Global Finance for the Company from 2012 to 2014. Before joining the Company, Mr. Catlett served in various executive capacities including chief financial officer and managing partner of a private equity fund. From 2004 until 2012, Mr. Catlett was a partner in Consumer Innovation Partners, a consumer products private equity fund. He holds a bachelor’s degree in Business Administration from the University of Iowa.

On February 2, 2017, the Board appointed Zachary Guzy as the Company's Chief Financial Officer. Mr. Guzy, age 40, had served as the Company's Interim Chief Financial Officer since October 2016, and as its Global Corporate Controller from June 2012 until October 2016. Before joining the Company, Mr. Guzy served in various capacities with The Lubrizol Corporation from 2008 to May 2012, including as a segment Finance Director and as Manager of External Financial Reporting. Prior to that, he was an audit manager for a global accounting firm. He holds a bachelor’s degree in Accountancy from Miami University and is a certified public accountant.

The Company will amend this current report on Form 8-K to disclose the entry into any new material compensatory plan, contract or arrangement or any material amendment to an existing compensatory plan, contract or arrangement with, or the grant of any award under any compensatory plan, contract or arrangement to, Mr. Catlett or Mr. Guzy in connection with the foregoing appointments.

Item 7.01 Regulation FD Disclosure.

On February 3, 2017, the Company issued a press release announcing the resignation of Ellis Yan and Solomon Yan from the Board, the appointment of George Strickler as Chairman of the Board, and the appointment of Brian Catlett as Chief Executive Officer and Zachary Guzy as Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

EXHIBIT INDEX	DESCRIPTION

17.1	Letter from Mr. Ellis Yan, dated January 31, 2017
17.2	Letter from Mr. Solomon Yan, dated February 1, 2017
99.1	Press release, dated February 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TCP INTERNATIONAL HOLDINGS LTD.
By:	/s/ Zachary Guzy
Zachary Guzy Chief Financial Officer

Date: February 3, 2017